Exhibit 99.1
                                                                    ------------


Contact:  Brian Beades
          212-810-5596
          ahr-info@blackrock.com


           Anthracite Capital Announces $75 Million Private Placement
                         of Trust Preferred Securities


New York, September 27, 2005 - Anthracite Capital, Inc. ("Anthracite" or the "Company") (NYSE: AHR) announced today the completion of a private placement of $75 million of trust preferred securities through its wholly owned subsidiary Anthracite Capital Trust I. The proceeds will be used by the Company to continue to execute its commercial real estate strategies including, for the first time, investments in commercial real estate equity.

The trust preferred securities have a thirty-year term ending October 30, 2035 with interest at a fixed rate of 7.497% for the first ten years and at a floating rate of three-month LIBOR plus 2.9% thereafter. The trust preferred securities can be redeemed at par beginning in October 2010.

Chris Milner, CEO stated "The long term nature and attractive cost of this capital complements the value-added equity opportunities we are currently evaluating. Our strategy for investing in U.S. real estate equity will be primarily in commingled vehicles along with BlackRock Realty's institutional client base. This is similar to our approach to the U.S. mezzanine loan sector where the Company invests on a diversified basis through Carbon Capital."

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc., one of the largest publicly traded investment management firms in the United States with approximately $414 billion in global assets under management as of June 30, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $118.8 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of June 30, 2005.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2004 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov and on Anthracite's website at www.anthracitecapital.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.